EXHIBIT 23(C)

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Prospectus supplement, dated July 17, 1998, relating to the Registration Statement (Form S-3 No. 333-56055), as amended, of Texas Utilities Company and to the incorporation by reference therein of our report dated June 12, 1997, except for Note 31 -- Subsequent Events, as to which the date is August 1, 1997, on the consolidated financial statements of The Energy Group PLC included in Amendment No. 1 to the Current Report on Form 8-K dated May 19, 1998, of
     Texas Utilities Company filed with the Securities and Exchange
     Commission.


                                                  /s/ Ernst & Young

                                                  ERNST & YOUNG

     London, England
     July 17, 1998